Exhibit 10.26

7th November 2012

Gordon Wilson

President and CEO, Travelport

Langley, England

Dear Gordon:

This letter confirms the changes to your 31 May 2011 Service Agreement with Travelport International Limited (the “Service Agreement”), which take effect 1st November 2012:

1.	Clause 8.4.2 of the Service Agreement is deleted in its entirety and replaced with the following:

In lieu of a Company vehicle (which the Executive purchased for fair market value), the Company will pay the Executive a supplemental car allowance of £9,000 per annum, which will be paid in monthly instalments along with the Executive’s salary. This amount is taxable, subject to clause 8.5.

Except as expressly amended herein, the Service Agreement remains in full force and effect. Please sign below and return this letter to me in order to take advantage of these benefits.

Yours sincerely,

/s/ Lee Golding

Lee Golding

Executive Vice President, Human Resources

Attorney-in-Fact, Travelport International Limited

I, Gordon Wilson, confirm that I accept and understand the terms contained within this letter.

Signature	/s/ Gordon Wilson

Date	7 November 2012

Travelport International Ltd. Registered Office: Axis One, Axis Park, 10 Hurricane Way, Langley, Berkshire, SL3 8AG, United Kingdom

Registered in England and Wales No. 1254977